EXHIBIT 23.1

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

American Vanguard Corporation
Commerce, California

          We hereby consent to the incorporation by reference as part of this Registration Statement of our report dated March 1, 2002 (except for Note 16, which is as of March 18, 2002 and Note 17, which is unaudited), relating to the consolidated financial statements and schedules of American Vanguard Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ BDO Seidman, LLP

Los Angeles, California
January 7, 2003